UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2013

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia    30309

(Address of principal executive offices)    (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 2, 2013, EarthLink, Inc. (“the Company”) issued a press release announcing its financial results for the three months ended March 31, 2013 and providing updated guidance for the year ending December 31, 2013.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished in Item 2.02 of this Current Report on Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.06 Material Impairments

In conjunction with the preparation of its financial statements for the quarter ending March 31, 2013, the Company determined it would record a $256.7 million pre-tax non-cash impairment charge to goodwill related to its Business Services reporting unit. The impairment was based on an analysis of a number of factors after a decline in the Company’s market capitalization following the announcement of its fourth quarter 2012 earnings and 2013 financial guidance. The primary factor contributing to the impairment was a change in the discount rate and market multiples as a result of the change in market conditions, both key assumptions used in the determination of fair value.

The Company tests its goodwill annually during the fourth quarter of its fiscal year (October 1) or when events and circumstances indicate that goodwill might be impaired. As disclosed in its Annual Report on Form 10-K for the year ended December 31, 2012, the Company’s goodwill allocated to its Business Services reporting unit was at risk of future impairment. In in its Annual Report on Form 10-K for the year ended December 31, 2012, the Company also disclosed that it would continue to monitor events and circumstances which may affect the fair value of this reporting unit.  The Company’s stock price and market capitalization declined during the three months ended March 31, 2013 following the announcement in mid-February 2013 of the Company’s fourth quarter 2012 earnings and 2013 financial guidance. As a result of the sustained decrease in stock price and market capitalization, the Company performed an interim goodwill test in conjunction with the preparation of its financial statements for the three months ended March 31, 2013.

Upon conclusion of this test, the Company determined that goodwill allocated to its Business Services reporting unit was impaired and that the Company will record a pre-tax non-cash impairment charge of $256.7 million during the three months ended March 31, 2013.  The impairment charge is not expected to result in any current or future cash expenditures.

The Company is still finalizing the second step of its goodwill impairment test. As such, the measurement of the impairment loss is an estimate and may require adjustment in a subsequent reporting period.

The Company will provide additional information relating to the goodwill impairment charge, including a description of steps one and two of the analysis, in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013.

Item 7.01 Regulation FD Disclosure

In connection with EarthLink’s conference call to be held on May 2, 2013, officers of EarthLink will be reviewing certain materials regarding financial results for the three months ended March 31, 2013 and updated guidance for the year ending December 31, 2013. A copy of the materials is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished in Item 7.01 of this Current Report on Form 8-K and in Exhibits 99.2 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)                                Exhibits

Exhibit No.	Description
99.1	Press release dated May 2, 2013
99.2	Presentation regarding financial results and guidance

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

By:	/s/ Bradley A. Ferguson
Name: Bradley A. Ferguson
Title: Executive Vice President, Chief Financial Officer

Date: May 2, 2013

Exhibit Index

Exhibit No.	Description
99.1	Press release dated May 2, 2013
99.2	Presentation regarding financial results and guidance